UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
January 30, 2024

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 30, 2024, Ross Stores, Inc. (the “Company”) and Karen Fleming agreed on her promotion to the position of President, Chief Merchandising Officer – dd’s DISCOUNTS, with an expected start date in her new position of April 1, 2024, when she will succeed Brian Morrow, who has served in that role since he joined the organization in 2015. As previously announced, Mr. Morrow will transition to a consultant role effective April 1, 2024. In her new position, Ms. Fleming will report directly to Barbara Rentler, the Company’s Chief Executive Officer.

Ms. Fleming, age 57, has most recently been serving as Group Executive Vice President, Merchandising - dd’s DISCOUNTS since September 2023. She joined the Company in 1999 as a Buyer, and then served as Vice President, Divisional Merchandise Manager from 2007 to 2013, Group Vice President, Divisional Merchandise Manager from 2013 to 2015, Senior Vice President, General Merchandise Manager from 2015 to 2018, and Group Senior Vice President, General Merchandise Manager from 2018 to 2022. Ms. Fleming transferred to the Company’s dd’s DISCOUNTS business in 2022, initially as Executive Vice President, Merchandising.

In connection with her promotion, Ms. Fleming has entered into an amended and extended employment agreement with the Company that provides for her to receive a salary of not less than $900,000 per year and an annual incentive bonus with a target of 100% of salary. The employment agreement term is through March 31, 2028, subject to renewal by mutual agreement. In connection with her promotion, Ms. Fleming will also receive a restricted stock award as of her promotion date and based on the closing price of the Company’s common stock on that day, with a face value of $500,000, vesting 100% on March 23, 2029.

Ms. Fleming’s employment agreement also includes provisions regarding severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 4, 2023, pages 41-42. The employment agreement also includes provisions regarding non-solicitation of Company employees and business counterparties, non-competition, non-disparagement, protection of Company confidential information, potential recoupment by the Company of incentive compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 7.01 Regulation FD Disclosure.

On January 31, 2024, the Company issued a press release regarding the appointment of Ms. Fleming as President, Chief Merchandising Officer – dd’s DISCOUNTS. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	January 31, 2024 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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